UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 10, 2024 (October 8, 2024)

SACKS PARENTE GOLF, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-41701	82-4938288
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

551 Calle San Pablo

Camarillo, CA 93012

(Address of principal executive offices, including ZIP code)

855-774-7888

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act of 1933 (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(e) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	SPGC	The Nasdaq Stock Market, LLC

Item 1.01 Entry into a Material Definitive Agreement.

On October 8, 2024, Sacks Parente Golf, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Aegis Capital Corp. (“Aegis”) as the sole underwriter (the “Underwriter”) relating to the offering, issuance and sale of up to 366,000 shares of the Company’s common stock (“Common Shares”), $0.01 par value per Common Share, at a public offering price of $2.00 per Common Share. The Company’s Common Shares are listed on the Nasdaq Stock Market.

The offering closed on October 10, 2024. The net proceeds to the Company for the offering were approximately $536,000, after deducting the underwriting discounts and commissions and estimated offering expenses.

The offering of the securities described above was made pursuant to the Company’s effective shelf registration statement on Form S-3 (Registration No. 333-281664), filed with the Securities and Exchange Commission (the “SEC”) on August 20, 2024 and amended on September 10, 2024, which was declared effective by the SEC on September 23, 2024, and the base prospectus included therein, as supplemented by the preliminary prospectus supplement filed with the SEC on October 8, 2024 and the final prospectus supplement with the SEC on October 10, 2024.

Aegis acted as sole underwriter for the offering. The Company agreed to provide Aegis an underwriting discount of 7.0% and reimbursed Aegis for certain of its expenses, including legal fees, in an amount of up to $75,000.

The Underwriting Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the Underwriter, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement and may be subject to limitations agreed upon by the contracting parties.

Subject to certain exceptions, the Company and its executive officers and directors have agreed not to sell or transfer any Common Shares or securities convertible into or exchangeable or exercisable for Common Shares, for 60 days after the offering, without first obtaining the written consent of Aegis.

A copy of the form of Underwriting Agreement is filed as Exhibit 1.1. The foregoing description of the terms of the Underwriting Agreement is qualified in its entirety by reference to such exhibit. A copy of the opinion of TroyGould PC relating to the legality of the issuance and sale of the Common Shares in the offering is attached as Exhibit 5.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
1.1	Underwriting Agreement Dated October 8, 2024
5.1	Opinion of TroyGould PC
23.1	Consent of TroyGould PC (included in Exhibit 5.1)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 10, 2024	SACKS PARENTE GOLF, INC.

	By:	/s/ Greg Campbell
Greg Campbell
Executive Chairman

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